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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  DECEMBER 21, 1994
                                                  -----------------

                               CIGNA CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                      1-8323                 06-1059331
         --------                      ------                 ----------
(State or other jurisdiction          (Commission            (IRS Employer
    of incorporation)                 File Number)           Identification No.)



       ONE LIBERTY PLACE, 1650 MARKET STREET, P.O. BOX 7716
               PHILADELPHIA, PENNSYLVANIA          19192-1550
       ------------------------------------------------------
        (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code


                                 (215) 761-1000
                                 --------------

                                 NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         On December 21, 1994, A.M. Best Company, Inc. (Best) reduced its rating of CIGNA's property and casualty domestic pool group to B++ (fifth of 15) from A- (fourth of 15). The B++ rating is in Best's "Secure" category of ratings, and is further characterized by the rating agency as "Very Good". CIGNA is working with Best to attempt to establish companies outside the pool group that would be rated A- or better in order to address the requirements of customers that have contractual or regulatory obligations to place insurance with A-level rated companies or that are particularly credit-sensitive. CIGNA cannot estimate the negative effect of Best's rating change on premium volume in its Property and Casualty segment, or the effect the change may have on CIGNA's results of operations. CIGNA does not expect the change to have a material adverse effect on its liquidity or financial condition.

         On December 22, 1994, Standard & Poor's Insurance Rating Services (S&P) reduced its rating of Connecticut General Life Insurance Company, CIGNA's major life insurance subsidiary, to AA (third of 18) from AA+ (second of 18). According to S&P's definition, "Insurers rated AA offer excellent financial security, and their capacity to meet policyholder obligations is strong under a
variety of economic and underwriting conditions."   S&P also reduced the
ratings of CIGNA's senior debt to BBB+ (eighth of 22) from A (sixth of 22), subordinated debt to BBB (ninth of 22) from A- (seventh of 22) and commercial paper to A-2 (third of seven) from A-1 (second of seven). S&P characterizes its BBB ratings as "adequate" and its A-2 commercial paper rating as "satisfactory". CIGNA does not expect the S&P ratings changes to have a material adverse effect on its results of operations, liquidity or financial condition.





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CIGNA CORPORATION


Date: December 23, 1994                     By: /s/ Robert A. Lukens
                                                -------------------------------
                                                Robert A. Lukens
                                                Assistant Corporate Secretary



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